UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 21, 2026

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On April 21, 2026, Ionis Pharmaceuticals, Inc.  (“Ionis,” “we,” “us” or “our company”) issued a press release announcing additional positive results from the pivotal study of zilganersen in children and adults living with Alexander disease (“AxD”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On April 21, 2026, we announced additional positive results from the pivotal study of zilganersen in children and adults living with AxD, a rare, progressive and often fatal neurological condition with no approved disease-modifying treatments. These findings, which will be presented today at the 2026 American Academy of Neurology annual meeting, build on previously reported positive topline data and provide a more comprehensive view of treatment effect across multiple clinically meaningful domains.

The study met its primary endpoint in individuals ≥5 years of age, with zilganersen 50 mg demonstrating statistically significant and clinically meaningful stabilization of gait speed as assessed by the 10-Meter Walk Test (10MWT), compared to control at Week 61. The 10MWT is a commonly used measure of gross motor function in neurologic disease. New data from the Gross Motor Function Measure-88 (GMFM-88), a well-established motor endpoint, supports the primary outcome of the study by demonstrating that treatment with zilganersen may improve gross motor function in younger children (2-4 years of age), compared to control. Key secondary endpoint results from patient/caregiver-and clinician-reported outcome assessments consistently favored zilganersen. Zilganersen demonstrated favorable safety and tolerability.

AxD is a rare, genetic, progressive and often fatal neurological condition that is primarily associated with toxic over-production of glial fibrillary acidic protein (“GFAP”). It is estimated to occur in approximately 1 per 1 to 3 million people worldwide. Although symptoms vary depending on age of onset, individuals may experience progressive motor and cognitive dysfunction, a loss of independence and the inability to control muscles for swallowing, airway protection and purposeful movements. Zilganersen is an investigational RNA-targeted medicine designed to reduce overproduction of GFAP, the underlying cause of AxD.

Zilganersen Pivotal Study Results
The pivotal Phase 1-3 study of zilganersen included 53 people with AxD aged 2 to 53 years. Results presented today are from the 60-week double-blind, randomized controlled treatment period of the ongoing trial. Zilganersen met the primary endpoint in patients ≥5 years, resulting in statistically significant and clinically meaningful stabilization of gait speed on the 10MWT at Week 61 compared to control (least square mean difference 33.3%, p=0.041). Additionally, results from the GMFM-88 in children 2-4 years of age support that zilganersen may improve gross motor function at Week 61 compared to control (least square mean difference 22.9 points, nominal1 p=0.034).

1 Nominal p-value; statistical analysis was not controlled for multiplicity

Key secondary endpoints favored zilganersen over control:
Key secondary endpoints evaluated the disease’s heterogeneous presentation through assessments focused on the individual’s most bothersome AxD symptom and their overall health. Across these measures, outcomes favored zilganersen-treated individuals, with more reporting improvement or no change and fewer reporting worsening compared to control.

•	Most Bothersome Symptom:
In the zilganersen group, 32% of patients rated their most bothersome symptom as “much better” compared to 0% on control. Only 5% of patients receiving zilganersen rated their most bothersome symptom as “much worse” compared to 31% on control.

•	Patient Global Impression of Severity:
In the zilganersen group, 83% of patients reported improvement or no change in overall disease severity compared to 76% on control. Only 17% of patients receiving zilganersen reported worsening compared to 24% on control.

•	Patient Global Impression of Change:
In the zilganersen group, 21% of patients reported feeling “much better” overall compared to 0% on control. Only 4% of patients receiving zilganersen reported feeling “much worse” compared to 18% on control.

•	Clinical Global Impression of Change:
Clinicians rated 75% of patients receiving zilganersen as improved (“a little better”) or “no change” compared to 47% on control. Clinicians rated 25% of patients receiving zilganersen as “a little worse” and 0% as “much worse” compared to 41% as “a little worse” and 12% as “much worse” on control.

Results from additional secondary and exploratory endpoints assessing communication, swallowing, gastrointestinal and autonomic symptoms, support that zilganersen may have a positive impact across AxD symptoms.

In an exploratory analysis, zilganersen reduced plasma GFAP levels by 33.6% at Week 61 compared to control (nominal1 p=0.003)2, consistent with its mechanism of targeting GFAP RNA in the central nervous system.

Zilganersen demonstrated a favorable safety and tolerability profile, with most adverse events mild or moderate in severity. Serious treatment-emergent adverse events occurred less frequently in the zilganersen group compared to control (37.5% zilganersen 25 mg or 50 mg; 47.1% pooled control).

Zilganersen is currently under Priority Review by the U.S. Food and Drug Administration with a Prescription Drug User Fee Act action date of September 22, 2026.

2 Ratio (zilganersen vs. pooled control) of least-squares geometric mean ratio to baseline 0.664

Forward-Looking Statements

This report includes forward-looking statements regarding Ionis’ business and the therapeutic and commercial potential of zilganersen, our commercial medicines, additional medicines in development and technologies and our expectations regarding development and regulatory milestones. Any statement describing Ionis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. Except as required by law, we undertake no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis’ programs are described in additional detail in Ionis’ annual report on Form 10-K for the year ended December 31, 2025, which is on file with the Securities and Exchange Commission. Copies of these and other documents are available from Ionis.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press Release dated April 21, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: April 21, 2026	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Chief Legal Officer and General Counsel